Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for

Third Quarter of Fiscal 2006

MOUNTAIN VIEW, Calif. August 16, 2006 — Synopsys, Inc. (Nasdaq:SNPS), a world leader in semiconductor design software, today reported results for its third fiscal quarter ended July 31, 2006.

For the third quarter, Synopsys reported revenue of $277.2 million, a 10 percent increase compared to $251.5 million for the third quarter of fiscal 2005.

“Our third quarter was excellent, as we again executed well on all fronts,” said Aart de Geus, chairman and CEO of Synopsys.  “Our momentum is visible through strong financial results, customer adoptions of our technology and the introduction of innovative new products.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2006 was $7.6 million, or $0.05 per share, compared to net income of $17.3 million, or $0.12 per share, for the third quarter of fiscal 2005, which included a one-time gain associated with a litigation settlement received in connection with the acquisition of Nassda Corporation.  GAAP net income for the current period includes employee stock-based compensation expense of $15.6 million due to the adoption of Statement of Financial

Accounting Standards 123(R) (FAS 123(R)) in fiscal 2006.  Net income prior to fiscal 2006 did not include employee stock-based compensation expense related to FAS 123(R).

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal 2006 was $30.1 million, or $0.21 per share, compared to non-GAAP net income of $15.3 million, or $0.11 per share, for the third quarter of fiscal 2005.

Non-GAAP net income consists of GAAP net income excluding employee stock-based compensation expense calculated in accordance with FAS 123(R) and, to the extent incurred in a particular quarter or period, amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges, and other significant items which, in the opinion of management, are infrequent or non-recurring.  See “GAAP Reconciliation” below.

Financial Targets

Synopsys also announced its operating model targets for the fourth quarter and full fiscal year 2006.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal 2006 Targets:

•                  Revenue: $274 million - $282 million

•                  GAAP expenses: $265 million - $281 million

•                  Non-GAAP expenses: $239 million - $249 million

•                  Other income and expense: $0 million – $4 million

•                  Fully diluted outstanding shares: 140 million - 144 million

•                  Tax rate applied in non-GAAP net income calculations: 30 percent

•                  GAAP earnings per share: $0.01 - $0.05

•                  Non-GAAP earnings per share: $0.17 - $0.19

•                  Revenue from backlog: more than 90 percent

Full-Year Fiscal Year 2006 Targets

•                  Revenue: $1,086 million - $1,094 million

•                  Fully diluted outstanding shares: 142 million - 147 million

•                  Tax rate applied in non-GAAP net income calculations: 31 percent

•                  GAAP earnings per share: $0.11 - $0.15

•                  Non-GAAP earnings per share: $0.73 - $0.75

•                  GAAP cash flow from operations:  greater than $175 million

GAAP Reconciliation

Synopsys’ management evaluates and makes decisions about the Company’s business operations primarily based on the bookings, revenue and direct, ongoing and recurring costs of those operations.  Management does not believe amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges and other significant infrequent items are ongoing and recurring operating costs of its core software, intellectual property and service business operations.   In addition, while employee stock-based compensation expense calculated in accordance with FAS 123(R) and change in the fair value of the Company’s non-qualified deferred plan compensation plan obligations constitute ongoing and recurring expenses of the Company, such expenses are excluded from non-GAAP results because they are not expenses that require cash settlement by the Company and because such expenses are not used by management to assess the core profitability of the Company’s business operations.  Therefore, management excludes such costs, to the extent incurred in a particular quarter, from the following GAAP financial measures included in this earnings release: total cost of revenue, gross margin, total operating expenses, operating income (loss), income (loss) before provision (benefit) for income taxes, provision (benefit) for income taxes, net income (loss) and net income (loss) per share.

For each such measure, excluding these costs provides management with more consistent, comparable information about the Company’s core profitability.  For example, since the Company does not acquire businesses on a predictable cycle, management would have difficulty evaluating the Company’s profitability as measured by gross margin, operating margin, income before taxes and net income on a period-to-period basis unless it excluded acquisition-related charges.  Similarly, the Company does not undertake significant restructuring or realignments on a regular basis, and, as a result, excludes associated charges in order to enable better and more consistent evaluations of the Company’s operating expenses before and after such actions are taken.  Management also uses these measures to help it make budgeting decisions, for example, as between product development expenses (which affect cost of revenue and gross margin) and research and development, sales and marketing and general and administrative expenses (which affect operating expenses and operating margin).  Finally, the availability of such information helps management track performance to both internal and externally communicated financial targets and to its competitors’ operating results.

Management recognizes that the use of these non-GAAP measures has certain limitations, including the fact that management must exercise judgment in determining whether certain types of charges, such as those relating to workforce reductions executed in the ordinary course, should be excluded from non-GAAP results.  However, management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Third Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the third quarter fiscal 2006.

GAAP to Non-GAAP Reconciliation of Third Quarter Results
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
Income Statement Reconciliation	July 31,		July 31,
(in thousands)	2006	2005	2006	2005
GAAP net income (loss) (2)	$7,550	$17,294	$14,622	$(2,003)
Adjustments:
Amortization of intangible assets	13,354	24,018	42,980	96,759
Stock-based compensation (1)	15,601	652	47,932	1,790
In-process research and development	—	—	800	5,700
Litigation settlement	—	(33,000)	—	(33,000)
Tax effect	(6,359)	6,381	(25,222)	(26,490)
Non-GAAP net income (2)	$30,146	$15,345	$81,112	$42,756

(1)	Stock-based compensation results from the Company's implementation of FAS 123(R) during fiscal 2006.

(2)	Expenses related to the change in the fair value of the non-qualified deferred compensation plan obligation had no effect on net income.

	Three Months Ended		Nine Months Ended
Earnings Per Share Reconciliation	July 31,		July 31,
	2006	2005	2006	2005
GAAP earnings (loss) per share (2)	$0.05	$0.12	$0.10	$(0.01)
Adjustments:
Amortization of intangible assets	0.09	0.17	0.29	0.66
Stock-based compensation (1)	0.11	0.01	0.33	0.01
In-process research and development	—	—	0.01	0.04
Litigation settlement	—	(0.23)	—	(0.23)
Tax effect	(0.04)	0.04	(0.17)	(0.18)
Non-GAAP earnings per share (2)	$0.21	$0.11	$0.56	$0.29

Shares used in calculation	143,964	145,668	145,662	146,119

(1)	Stock-based compensation results from the Company's implementation of FAS 123(R) during fiscal 2006.

(2)	Expenses related to the change in the fair value of the non-qualified deferred compensation plan obligation had no effect on earnings per share.

Reconciliation of Estimated Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2006 Targets
(in thousands, except per share data)

	Range for Three Months
	Ending October 31, 2006
	Low	High
Target GAAP expenses (2)	$265,000	$281,000
Adjustment:
Estimated impact of amortization of intangible assets	(12,000)	(14,000)
Estimated impact of stock compensation expense (1)	(14,000)	(18,000)
Target non-GAAP expenses (2)	$239,000	$249,000

(1)	Stock-based compensation results from the Company’s implementation of FAS 123(R) during the first quarter of fiscal 2006.

(2)	Expenses related to the change in the fair value of the non-qualified deferred compensation plan obligation are dependent upon future market fluctuations and, as such, cannot be estimated in advance.

	Range for Three Months
	Ending October 31, 2006
	Low	High
Target GAAP earnings (loss) per share (2)	$0.01	$0.05
Adjustment:
Estimated impact of amortization of intangible assets	0.10	0.09
Estimated impact of stock-based compensation (1)	0.13	0.10
Net non-GAAP tax effect	(0.07)	(0.05)
Target non-GAAP earnings per share (2)	$0.17	$0.19

Shares used in non-GAAP calculation (midpoint of target range)	142,000	142,000

(1)	Stock-based compensation results from the Company’s implementation of FAS 123(R) during the first quarter of fiscal 2006.

(2)	Expenses related to the change in the fair value of the non-qualified deferred compensation plan obligation will have no effect on earnings per share.

GAAP to Non-GAAP Reconciliation of Fiscal Year 2006 Targets

	Range for Fiscal Year
	Ending October 31, 2006
	Low	High
Target GAAP earnings per share (2)	$0.11	$0.15
Adjustment:
Estimated impact of amortization of intangible assets	0.40	0.39
Estimated impact of stock-based compensation (1)	0.45	0.43
Net non-GAAP tax effect	(0.23)	(0.22)
Target non-GAAP earnings per share (2)	$0.73	$0.75

Shares used in non-GAAP calculation (midpoint of target range)	144,500	144,500

(1)	Stock-based compensation results from the Company’s implementation of FAS 123(R) during the first quarter of fiscal 2006.

(2)	Expenses related to the change in the fair value of the non-qualified deferred compensation plan obligation have no effect on earnings per share.

Additional Financial Information Available on Synopsys Website

In connection with this earnings release, Synopsys is making available to investors supplemental financial information which can be found on Synopsys’ website at http://www.synopsys.com/corporate/invest/finsupp/q306.pdf.  Synopsys currently intends to provide this information on a quarterly basis.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling 1-800-475-6701 (320-365-3844 for international callers), access code 838366, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through to the time Synopsys announces its results for the fourth quarter of fiscal 2006 in November 2006.  In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the fourth quarter earnings call in November 2006, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal 2006 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release until it releases such results in November 2006.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter of fiscal 2006 in its Quarterly Report on Form 10-Q to be filed in September 2006.

About Synopsys

Synopsys, Inc. (Nasdaq:  SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design. The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips.  Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Estimated Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of

1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  weakness or continued budgetary caution in the semiconductor or electronics industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  unexpected changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings of licenses on which revenue is recognized upfront;

•                  failure of our cost control efforts to result in the anticipated savings;

•                  failure to successfully develop additional intellectual property blocks for its IP business or to develop and integrate its design for manufacturing products;

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

•                  downward pressure on maintenance orders, adversely affecting Synopsys’ future level of service revenue; and

•                  changes in the anticipated amount of employee stock-based compensation recognized on the Company’s financial statements.

In addition, Synopsys’ actual expenses and earnings per share on a GAAP basis for the fiscal quarter ending October 31, 2006 and actual earnings per share and operating cash flow on a GAAP basis for fiscal year 2006 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP tax rate for such periods, (iii) integration and other acquisition-related expenses, amortization of additional intangible assets associated with future acquisitions, if any, (iv) increases or decreases in employee stock-based compensation expense caused by employee terminations or otherwise, (v) actual change in the fair value of the Company’s non-qualified deferred compensation plan obligations, and (vi) increases or decreases to estimated capital expenditures.  Furthermore, Synopsys’ actual tax rates applied to non-GAAP net income for the fourth quarter and full-year fiscal 2006 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter.  Finally, Synopsys’ targets for outstanding shares in the fourth quarter and full-year fiscal 2006 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances, acquisitions and the extent of the Company’s stock repurchase activity.

For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to the reports which Synopsys has filed with the Securities and Exchange Commission (SEC), and which are available at www.sec.gov, particularly the information contained in the section of Part I, Item 2 of Synopsys’ Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006 filed with the SEC on June 8, 2006 entitled “Factors That May Affect Future Results.”  Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

#######

Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.
Unaudited Condensed Consolidated Statements of Operations (1)
(in thousands, except per share data)

	Three Months Ended July 31, 2006			Three Months Ended July 31, 2005
	GAAP	Adjustments (2)	Non-GAAP	GAAP	Adjustments (2)	Non-GAAP
Revenue:
Time-based license	$224,782	$—	$224,782	$188,742	—	$188,742
Upfront license	14,418	—	14,418	16,171	—	16,171
Maintenance and service	38,008	—	38,008	46,537	—	46,537
Total revenue	277,208	—	277,208	251,450	—	251,450
Cost of revenue:
License	32,665	(1,558)	31,107	25,357	(107)	25,250
Maintenance and service	16,201	(778)	15,423	17,837	(34)	17,803
Amortization of intangible assets	6,579	(6,579)	—	16,214	(16,214)	—
Total cost of revenue	55,445	(8,915)	46,530	59,408	(16,355)	43,053
Gross margin	221,763	8,915	230,678	192,042	16,355	208,397
Operating expenses:
Research and development	93,972	(6,413)	87,559	82,679	(807)	81,872
Sales and marketing	81,171	(3,719)	77,452	83,573	(452)	83,121
General and administrative	26,692	(2,291)	24,401	25,602	(257)	25,345
In-process research and development	—	—	—	—	—	—
Amortization of intangible assets	6,775	(6,775)	—	7,804	(7,804)	—
Total operating expenses	208,610	(19,198)	189,412	199,658	(9,320)	190,338
Operating income (loss)	13,153	28,113	41,266	(7,616)	25,675	18,059
Other income, net	2,421	842	3,263	37,200	(34,005)	3,195
Income (loss) before income taxes	15,574	28,955	44,529	29,584	(8,330)	21,254
Income tax provision (benefit)	8,024	6,359	14,383	12,290	(6,381)	5,909
Net income (loss)	$7,550	$22,596	$30,146	$17,294	$(1,949)	$15,345

Net income (loss) per share:
Basic	$0.05		$0.21	$0.12		$0.11
Diluted	$0.05		$0.21	$0.12		$0.11

Shares used in computing per share amounts:
Basic	142,538		142,538	143,830		143,830
Diluted	143,964		143,964	145,668		145,668

(1)	Synopsys’ third quarter ends on the Saturday nearest to July 31. For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

(2)

Adjustments consist of stock-based compensation and related tax effect under FAS 123(R), changes in fair value of non-qualified deferred compensation plan obligation and to the extent incurred amortization of intangible assets, in-process research and development charges, integration and other significant items, which in the opinion of management are extraordinary. Pre-tax income for the three months ended July 31, 2006 included total stock-based compensation of $15.6 million as follows: cost of revenue $2.4 million; research & development $6.8 million; sales & marketing $4.0 million; general & administrative $2.4 million. For the three month period ended July 31, 2005, approximately $0.7 million of stock-based compensation was recorded in accordance with APB 25. During the quarter ended July 31, 2006, the change in the fair value of the non-qualified plan obligation was a decrease of $0.84 million. This resulted in decreased compensation expense of $0.84 million ($0.04 million cost of revenue, $0.4 million research & development, $0.3 million sales & marketing, $0.1 million general & administrative), and a corresponding decrease to other income, net. During the quarter ended July 31, 2005, the change in the fair value of the non-qualified plan obligation was an increase of $1.04 million. This resulted in increased compensation expense of $1.04 million ($0.04 million cost of revenue, $0.5 million research and development, $0.3 million sales and marketing, $0.2 million general and administrative) and a corresponding increase to other income, net. There was no net effect on income before taxes or net income for each of the respective quarters.

SYNOPSYS, INC.
Unaudited Condensed Consolidated Statements of Operations (1)
(in thousands, except per share data)

	Nine Months Ended July 31, 2006			Nine Months Ended July 31, 2005
	GAAP	Adjustments (2)	Non-GAAP	GAAP	Adjustments (2)	Non-GAAP

Revenue:
Time-based license	$645,309	—	$645,309	$550,807	—	$550,807
Upfront license	48,744	—	48,744	44,152	—	44,152
Maintenance and Service	118,123	—	118,123	142,134	—	142,134
Total revenue	812,176	—	812,176	737,093	—	737,093
Cost of revenue:
License	95,304	(4,700)	90,604	73,611	(313)	73,298
Maintenance and service	49,678	(2,362)	47,316	53,335	(80)	53,255
Amortization of intangible assets	21,733	(21,733)	—	72,278	(72,278)	—
Total cost of revenue	166,715	(28,795)	137,920	199,224	(72,671)	126,553
Gross margin	645,461	28,795	674,256	537,869	72,671	610,540
Operating expenses:
Research and development	275,111	(23,186)	251,925	237,658	(2,844)	234,814
Sales and marketing	245,460	(13,525)	231,935	249,462	(1,572)	247,890
General and administrative	84,845	(7,813)	77,032	76,371	(742)	75,629
In-process research and development	800	(800)	—	5,700	(5,700)	—
Amortization of intangible assets	21,247	(21,247)	—	24,481	(24,481)	—
Total operating expenses	627,463	(66,571)	560,892	593,672	(35,339)	558,333
Operating income (loss)	17,998	95,366	113,364	(55,803)	108,010	52,207
Other income, net	9,745	(3,654)	6,091	47,227	(36,761)	10,466
Income (loss) before income taxes	27,743	91,712	119,455	(8,576)	71,249	62,673
Income tax provision (benefit)	13,121	25,222	38,343	(6,573)	26,490	19,917
Net income (loss)	$14,622	$66,490	$81,112	$(2,003)	44,759	$42,756

Net income (loss) per share:
Basic	$0.10		$0.56	$(0.01)		$0.30
Diluted	$0.10		$0.56	$(0.01)		$0.29

Shares used in computing per share amounts:
Basic	143,629		143,629	144,899		144,899
Diluted	145,662		145,662	144,899		146,119

(1)	Synopsys’ third quarter ends on the Saturday nearest to July 31. For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

(2)

Adjustments consist of stock-based compensation and related tax effect under FAS 123(R), changes in fair value of non-qualified deferred compensation plan obligation and to the extent incurred amortization of intangible assets, in-process research and development charges, integration and other significant items, which in the opinion of management are extraordinary. Pre-tax income for the nine months ended July 31, 2006 included total stock-based compensation of $47.9 million as follows: cost of revenue $6.9 million; research & development $21.4 million; sales & marketing $12.4 million; general & administrative $7.2 million. For the nine month period ended July 31, 2005, approximately $1.8 million of stock-based compensation was recorded in accordance with APB 25. During the nine months ended July 31, 2006, the change in the fair value of the non-qualified plan obligation was a increase of $3.7 million. This resulted in increased compensation expense of $3.7 million ($0.2 million cost of revenue, $1.8 million research & development, $1.1 million sales & marketing, $0.6 million general & administrative), and a corresponding increase to other income, net. During the nine months ended July 31, 2005, the change in the fair value of the non-qualified plan obligation was an increase of $3.8 million. This resulted in increased compensation expense of $3.8 million ($0.2 million cost of revenue, $1.9 million research and development, $1.1 million sales and marketing, $0.6 million general and administrative) and a corresponding increase to other income, net. There was no net effect on income before taxes or net income for each of the respective quarters.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousand, except par value amounts)

	July 31, 2006	October 31, 2005
ASSETS:
Current assets:
Cash and cash equivalents	$269,717	$404,436
Short-term investments	241,557	182,070
Total cash, cash equivalents and short-term investments	511,274	586,506
Accounts receivable, net	110,875	100,178
Deferred income taxes	89,704	195,501
Income taxes receivable	46,254	48,370
Prepaid expenses and other current assets	23,118	16,924
Total current assets	781,225	947,479
Property and equipment, net	164,278	170,195
Long-term investments	4,616	8,092
Goodwill	744,493	728,979
Intangible assets, net	113,595	142,519
Long-term deferred income taxes	188,890	82,384
Other assets	68,284	61,828
Total assets	$2,065,381	$2,141,476

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$195,279	$231,359
Accrued income taxes	163,973	169,632
Deferred revenue	428,607	415,689
Total current liabilities	787,859	816,680
Deferred compensation and other liabilities	75,566	63,841
Long-term deferred revenue	45,417	42,019
Total liabilities	908,842	922,540
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 140,409 and 145,897 shares outstanding, respectively	1,404	1,459
Capital in excess of par value	1,307,569	1,263,327
Retained earnings	175,667	171,108
Treasury stock, at cost: 16,769 and 11,259 shares, respectively	(315,402)	(199,482)
Deferred stock compensation	—	(1,475)
Accumulated other comprehensive loss	(12,699)	(16,001)
Total stockholders’ equity	1,156,539	1,218,936
Total liabilities and stockholders’ equity	2,065,381	$2,141,476

(1)

The Company’s third quarter and fiscal year ends on the Saturday nearest to July 31 and October 31, respectively. For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$14,622	$(2,003)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and depreciation	85,546	138,129
Stock-based compensation	47,935	1,790
In-process research and development	800	5,700
Deferred income taxes	3,832	(22,058)
Write-down of long-term assets	1,336	2,564
Provision for or (recovery) of doubtful accounts	(125)	(3,594)
Net change in deferred gains and losses on cash flow hedges	(777)	(13,995)
Gain (loss) on sale of short investment	(17)	323
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(9,337)	47,825
Income taxes receivable	33	61
Prepaid expenses and other current assets	(5,220)	9,647
Other assets	(3)	(9,317)
Accounts payable and accrued liabilities	(41,684)	(2,268)
Accrued income taxes	(6,086)	(5,481)
Deferred revenue	15,027	37,851
Deferred compensation and other liabilities	261	9,681
Net cash provided by operating activities	106,143	194,855

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions, net of cash received	(20,850)	(171,420)
Proceeds from sales and maturities of short-term investments	221,311	252,417
Sale of long-term investments	248	—
Purchases of short-term investments	(281,126)	(200,256)
Purchases of long-term investments	(1,539)	—
Purchases of property and equipment	(34,129)	(34,728)
Capitalization of software development costs	(2,342)	(2,215)
Net cash used in investing activities	(118,427)	(156,202)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of common stock	43,139	24,421
Purchases of treasury stock	(169,544)	(88,385)
Net cash used in financing activities	(126,405)	(63,964)
Effect of exchange rate changes on cash and cash equivalents	3,970	(1,444)
Net (decrease) increase in cash and cash equivalents	(134,719)	(26,755)
Cash and cash equivalents, beginning of period	404,436	346,709
Cash and cash equivalents, end of period	$269,717	$319,954

(1)	Synopsys’ third quarter ends on the Saturday nearest to July 31. For presentation purposes, the Unaudited Condensed Consolidated Statements of Cash Flows refer to a calendar month end.